Exhibit 24.1

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of John D. Johnson, John Schmitz and David Kastelic his or her true and lawful attorney-in-fact and agent, with full power to each act without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) thereto, relating to the CHS Inc. Deferred Compensation Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, this Power of Attorney has been signed on the 8th day of December, 2004, by the following persons:

Signature	Title
/s/ John D. Johnson	President and Chief Executive Officer
John D. Johnson	(principal executive officer)

/s/ John Schmitz	Executive Vice President and Chief Financial Officer
John Schmitz	(principal financial officer)

/s/ Jodell Heller	Vice President and Controller
Jodell Heller	(principal accounting officer)

/s/ Michael Toelle Michael Toelle	Chairman of the Board of Directors

/s/ Bruce Anderson Bruce Anderson	Director

/s/ Robert Bass Robert Bass	Director

/s/ David Bielenberg David Bielenberg	Director

/s/ Dennis Carlson Dennis Carlson	Director

Signature	Title
/s/ Curt Eischens Curt Eischens	Director

/s/ Robert Elliott	Director
Robert Elliott

/s/ Steve Fritel Steve Fritel	Director

/s/ Robert Grabarski	Director
Robert Grabarski

/s/ Jerry Hasnedl	Director
Jerry Hasnedl

/s/ Glen Keppy	Director
Glen Keppy

/s/ James Kile	Director
James Kile

/s/ Randy Knecht	Director
Randy Knecht

/s/ Michael Mulcahey	Director
Michael Mulcahey

/s/ Richard Owen	Director
Richard Owen

/s/ Duane Stenzel	Director
Duane Stenzel

/s/ Merlin Van Walleghen	Director
Merlin Van Walleghen